Exhibit 99.1

DoubleVerify Announces Third Quarter 2021 Financial Results

Increased Revenue by 36% Year-over Year to $83.1 Million, driven by Growth in Programmatic, CTV, Social and International Revenue

Achieved Net Income of $7.9 Million and Adjusted EBITDA of $26.4 Million resulting in a 32% Adjusted EBITDA margin

Agreed to acquire OpenSlate, the Leading Independent Pre-Campaign Contextual Targeting Platform for social video and CTV, and completed the acquisition of Meetrics GmbH, a European Ad Verification Company

NEW YORK – November 9, 2021 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the third quarter ended September 30, 2021.

“We are pleased to have delivered another quarter of strong revenue and EBITDA growth and excited to highlight two strategic acquisitions that significantly expand our product leadership in CTV and Social and grow our global footprint,” said Mark Zagorski, CEO of DoubleVerify. “Our third quarter performance demonstrates continued organic growth and reflects the ongoing value that our products create for advertisers across all digital media platforms. Our pending acquisition of OpenSlate extends our core value proposition by combining its proven pre-campaign contextual targeting solutions with DV’s granular post-campaign measurement, offering end-to-end brand safety, suitability and contextual solutions across social video and CTV environments. The recently completed acquisition of Meetrics expands our business opportunities in EMEA. We expect both of these strategic investments to fuel our long-term growth trajectory and drive better business outcomes for DV customers by expanding our ability to drive media quality and performance everywhere.”

Third Quarter 2021 Financial Highlights:

(All comparisons are to the third quarter of 2020)

●	Total revenue of $83.1 million, an increase of 36%.
●	Advertiser Programmatic revenue of $41.9 million, an increase of 49%.
●	Advertiser Direct revenue of $34.1 million, an increase of 23%.
o	Media Transactions Measured (“MTM”) for Social increased by 83% and for CTV increased by 41%.
o	APAC revenue increased by 96%.
o	EMEA revenue increased by 44%.
●	Supply-Side revenue of $7.1 million, an increase of 32%.

●	Net income of $7.9 million, an increase of 37%.
●	Adjusted EBITDA of $26.4 million, an increase of 82%, representing a 32% EBITDA margin.

Third Quarter and Recent Business Highlights:

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by approximately 64% year-over-year in the third quarter driven by increased adoption on Google’s DV360 and The Trade Desk. Subsequent to quarter-end, ABS was launched on Tremor International, a leader in video and CTV advertising.

●	Drove global market share growth through new product upsells and logo wins including Facebook, Sony Japan, Disney Studios, TJX (TJ Maxx, Marshalls), American Family Insurance, Dropbox, Afterpay ANZ, Peloton Global, Burberry, Patek Philippe, John Lewis and HRA Pharma.

●	Partnered with TikTok to measure ad viewability, fraud and in-geo impressions. Via the solutions DoubleVerify expects to gain upon completing the OpenSlate acquisition, the company will be the only provider of unified brand suitability targeting, viewability and verification coverage across TikTok.

●	Expanded partnership with Innovid, an independent CTV advertising and measurement platform, to support the automation of DoubleVerify’s DV Video OmniTag, maximizing operational efficiency for advertisers.

●	Uncovered and neutralized Smokescreen, a fraud scheme that hijacked CTV devices to generate fraudulent ad impressions, protecting DV customers from wasting millions of dollars of investment each month.

●	Launched new version of DV Pinnacle™, the company’s unified analytics and reporting platform, offering global brands transparency into programmatic supply chain quality.

Strategic Initiatives:

●	Acquired Meetrics GmbH, a leading European ad verification company, on August 31, 2021 for an aggregate net cash purchase price of $24.3 million.

●	Recently launched Custom Contextual targeting for DV Publisher Suite enabling premium digital publishers to effectively monetize inventory in the post-cookie era.

●	Announced today an agreement to acquire OpenSlate, the leading independent pre-activation and content classification platform for social video and CTV in a cash and stock transaction valued at $150 million.

“In the third quarter, we continued to deliver strong momentum with year-over-year revenue growth of 36% and adjusted EBITDA margin of 32%, driven by continued international expansion,

and product successes in fast-growth sectors such as Programmatic, Social and CTV,” said Nicola Allais, CFO of DoubleVerify. “In addition to delivering high growth and high profitability, we took advantage of our debt-free balance sheet and significant cash position to acquire Meetrics and support the pending acquisition of OpenSlate. We expect these strategic investments to fortify our long-term growth profile and allow us to capture a greater share of a large and growing addressable market. While our fourth quarter outlook reflects prudence due to supply chain issues that some of our customers currently face, we are reiterating our full-year 2021 guidance ranges and expect to deliver 34% full year revenue growth and a 32% EBITDA margin at the midpoints.”

Fourth Quarter and Full-Year 2021 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Fourth quarter 2021:

●	Revenue of $98 to $103 million, a year-over-year increase of approximately 28% at the midpoint.

●	Adjusted EBITDA in the range of $34 to $36 million, a year-over-year improvement of approximately 27% at the midpoint.

Full year 2021:

●	Revenue of $325 to $330 million, a year-over-year increase of 34% at the midpoint, which is unchanged from the midpoint of the previous guidance range provided on July 29, 2021.

●	Adjusted EBITDA in the range of $103 to $105 million, a year-over-year increase of 42% at the midpoint, unchanged from the previous guidance range provided on July 29, 2021.

With respect to the Company’s expectations under "Fourth Quarter and Full Year 2021 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

DoubleVerify will host a conference call and live webcast to discuss its third quarter 2021 financial results at 4:30 p.m. Eastern Time today, Nov 9, 2021. To access the conference call, dial (888) 645-4404 for the U.S. or Canada, or (862) 298-0702 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event.

Key Business Terms

Advertiser Direct revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Advertiser Programmatic revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	September 30, 2021	December 31, 2020
Assets:
Current assets
Cash and cash equivalents	$319,825	$33,354
Trade receivables, net of allowances for doubtful accounts of $5,246 and $7,049 as of September 30, 2021 and December 31, 2020 respectively	95,509	94,677
Prepaid expenses and other current assets	9,326	13,904
Total current assets	424,660	141,935
Property, plant and equipment, net	16,693	18,107
Goodwill	244,672	227,349
Intangible assets, net	117,705	121,710
Deferred tax assets	82	82
Other non-current assets	2,185	2,151
Total assets	$805,997	$511,334
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$4,105	$3,495
Accrued expense	25,127	25,419
Income tax liabilities	540	1,277
Current portion of capital lease obligations	2,140	1,515
Contingent considerations current	1,717	1,198
Other current liabilities	3,986	1,116
Total current liabilities	37,615	34,020
Long-term debt	—	22,000
Capital lease obligations	3,106	3,447
Deferred tax liabilities	29,732	31,418
Other non-current liabilities	2,788	3,292
Contingent considerations non-current	—	462
Total liabilities	$73,241	$94,639
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 158,524 shares issued and 158,474 outstanding as of September 30, 2021; 700,000 shares authorized, 140,222 shares issued and 125,074 shares outstanding as of December 31, 2020	159	140
Preferred stock, $0.01 par value, 100,000 shares authorized, zero shares issued and outstanding as of September 30, 2021; 61,006 shares authorized, issued, and outstanding as of December 31, 2020. Liquidation preference: $350,000 as of December 31, 2020	—	610
Additional paid-in capital	677,588	620,679
Treasury stock, at cost, 50 shares and 15,146 shares as of September 30, 2021 and December 31, 2020, respectively	(1,802)	(260,686)
Retained earnings	55,941	54,941
Accumulated other comprehensive income, net of income taxes	870	1,011
Total stockholders’ equity	732,756	416,695
Total liabilities and stockholders' equity	$805,997	$511,334

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$83,098	$61,037	$227,208	$165,276
Cost of revenue (exclusive of depreciation and amortization shown separately below)	13,435	8,998	35,929	23,963
Product development	16,359	13,087	45,658	34,324
Sales, marketing and customer support	19,539	16,728	54,653	41,880
General and administrative	14,465	10,369	58,317	29,327
Depreciation and amortization	7,492	6,087	21,989	18,167
Income from operations	11,808	5,768	10,662	17,615
Interest expense	249	858	936	2,958
Other expense, net	365	481	365	359
Income before income taxes	11,194	4,429	9,361	14,298
Income tax expense (benefit)	3,270	(1,376)	8,361	1,975
Net income	$7,924	$5,805	$1,000	$12,323
Earnings per share:
Basic	$0.05	$0.04	$0.01	$0.09
Diluted	$0.05	$0.04	$0.01	$0.08
Weighted-average common stock outstanding:
Basic	158,045	139,841	144,305	139,779
Diluted	167,045	146,554	153,547	146,843
Comprehensive income:
Net income	$7,924	$5,805	$1,000	$12,323
Other comprehensive income:
Foreign currency cumulative translation adjustment	303	410	(141)	488
Total comprehensive income	$8,227	$6,215	$859	$12,811

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

									Accumulated
									Other
									Comprehensive
							Additional		Income (Loss)	Total
	Common Stock		Preferred Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2021	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(799)	(799)
Stock-based compensation expense	—	—	—	—	—	—	2,538	—	—	2,538
Common stock issued upon exercise of stock options	180	—	—	—	—	—	538	—	—	538
Net income	—	—	—	—	—	—	—	5,644	—	5,644
Balance as of March 31, 2021	140,402	$140	61,006	$610	15,146	$(260,686)	$623,755	$60,585	$212	$424,616
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	355	355
Stock-based compensation expense	—	—	—	—	—	—	4,714	—	—	4,714
Common stock issued upon exercise of stock options	871	2	—	—	—	—	2,907	—	—	2,909
Common stock issued upon vesting of restricted stock units	217	—	—	—	—	—	—	—	—	—
Conversion of Series A preferred stock to common stock in connection with initial public offering	5,190	5	(61,006)	(610)	(15,146)	260,686	(260,081)	—	—	—
Issuance of common stock in connection with initial public offering	9,977	10	—	—	—	—	269,380	—	—	269,390
Issuance of common stock in connection with the private placement concurrent with the initial public offering	1,111	1	—	—	—	—	29,999	—	—	30,000
Net loss	—	—	—	—	—	—	—	(12,568)	—	(12,568)
Balance as of June 30, 2021	157,768	$158	—	$—	—	$—	$670,674	$48,017	$567	$719,416
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	303	303
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	50	(1,802)	—	—	—	(1,802)
Stock-based compensation expense	—	—	—	—	—	—	4,848	—	—	4,848
Common stock issued upon exercise of stock options	651	1	—	—	—	—	2,066	—	—	2,067
Common stock issued upon vesting of restricted stock units	105	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	7,924	—	7,924
Balance as of September 30, 2021	158,524	$159	—	$—	50	$(1,802)	$677,588	$55,941	$870	$732,756

Balance as of January 1, 2020	139,721	$140	—	$—	—	$—	$283,457	$34,488	$(67)	$318,018
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(153)	(153)
Stock-based compensation expense	—	—	—	—	—	—	802	—	—	802
Common stock issued upon exercise of stock options	32	—	—	—	—	—	70	—	—	70
Net income	—	—	—	—	—	—	—	2,440	—	2,440
Balance as of March 31, 2020	139,753	$140	—	$—	—	$—	$284,329	$36,928	$(220)	$321,177
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	231	231
Stock-based compensation	—	—	—	—	—	—	1,140	—	—	1,140
Common stock issued upon exercise of stock options	58	—	—	—	—	—	51	—	—	51
Net income	—	—	—	—	—	—	—	4,078	—	4,078
Balance as of June 30, 2020	139,811	$140	—	$—	—	$—	$285,520	$41,006	$11	$326,677
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	410	410
Stock-based compensation	—	—	—	—	—	—	1,619	—	—	1,619
Common stock issued under employee purchase plan	61	—	—	—	—	—	423	—	—	423
Common stock issued upon exercise of stock options	44	—	—	—	—	—	263	—	—	263
Common stock issued upon vesting of restricted stock units	19	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	5,805	—	5,805
Balance as of September 30, 2020	139,935	$140	—	$—	—	$—	$287,825	$46,811	$421	$335,197

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30,
(in thousands)	2021	2020
Operating activities:
Net income	$1,000	$12,323
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt (recovery) expense	(1,186)	3,041
Depreciation and amortization expense	21,989	18,167
Amortization of debt issuance costs	221	211
Accretion of acquisition liabilities	—	36
Deferred taxes	(4,572)	(3,912)
Stock-based compensation expense	12,100	3,561
Interest expense (income)	130	(36)
Change in fair value of contingent consideration	57	(949)
Offering costs	21,797	1,852
Other	661	742
Changes in operating assets and liabilities net of effect of business combinations
Trade receivables	690	(11,633)
Prepaid expenses and other current assets	4,590	(3,457)
Other non-current assets	(162)	(9)
Trade payables	425	1,881
Accrued expenses	(684)	2,081
Other current liabilities	2,747	(7,143)
Other non-current liabilities	(1,369)	1,082
Net cash provided by operating activities	58,434	17,838
Investing activities:
Purchase of property, plant and equipment	(5,499)	(6,545)
Acquisition of business, net of cash acquired	(24,323)	—
Net cash (used in) investing activities	(29,822)	(6,545)
Financing activities:
Payments of long-term debt	(22,000)	(563)
Deferred payment related to Leiki acquisition	—	(2,033)
Deferred payment related to Zentrick acquisition	(50)	(50)
Payment of contingent consideration related to Zentrick acquisition	—	(601)
Proceeds from common stock issued upon exercise of stock options	5,514	383
Proceeds from common stock issued under employee purchase plan	—	425
Proceeds from issuance of common stock upon initial public offering	269,390	—
Proceeds from issuance of common stock in connection with concurrent private placement	30,000	—
Payments related to offering costs	(21,797)	(1,230)
Capital lease payments	(1,222)	(1,242)
Shares repurchased for settlement of employee tax withholdings	(1,802)	—
Net cash provided by (used in) financing activities	258,033	(4,911)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(173)	(38)
Net increase in cash, cash equivalents, and restricted cash	286,472	6,344
Cash, cash equivalents, and restricted cash - Beginning of period	33,395	11,342
Cash, cash equivalents, and restricted cash - End of period	$319,867	$17,686

Cash and cash equivalents	319,825	17,289
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	42	397
Total cash and cash equivalents and restricted cash	$319,867	$17,686
Supplemental cash flow information:
Cash paid for taxes	5,586	14,901
Cash paid for interest	580	2,692
Non-cash investing and financing activities:
Conversion of Series A preferred stock to common stock in connection with the initial public offering	610	—
Treasury stock reissued upon the conversion of Series A preferred stock to common stock	260,686	—
Acquisition of equipment under capital lease	1,518	973
Capital assets financed by accounts payable	41	1,313
Offering costs included in accounts payable and accrued expense	—	772

Comparison of the Three and Nine Months Ended September 30, 2021 and September 30, 2020

Revenue

	Three Months Ended September 30,		Change	Change	Nine Months Ended September 30,		Change	Change
	2021	2020	$	%	2021	2020	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Advertiser - direct	$34,057	$27,582	$6,475	23%	$93,260	$73,476	$19,784	27%
Advertiser - programmatic	41,902	28,044	13,858	49	113,694	76,023	37,671	50
Supply-side customer	7,139	5,411	1,728	32	20,254	15,777	4,477	28
Total revenue	$83,098	$61,037	$22,061	36%	$227,208	$165,276	$61,932	37%

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. A metric similar to Adjusted EBITDA is used in certain calculations under our New Revolving Credit Facility. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In Thousands)		(In Thousands)
Net income	$7,924	$5,805	$1,000	$12,323
Net income margin	10%	10%	0%	7%
Depreciation and amortization	7,492	6,087	21,989	18,167
Stock-based compensation	4,848	1,619	12,100	3,561
Interest expense	249	858	936	2,958
Income tax expense (benefit)	3,270	(1,376)	8,361	1,975
M&A costs (recoveries) (a)	1,079	(25)	1,128	198
Offering costs and IPO readiness costs (b)	318	768	22,465	2,995
Other costs (c)	878	307	987	3,031
Other expense (d)	365	481	365	359
Adjusted EBITDA	$26,423	$14,524	$69,331	$45,567
Adjusted EBITDA margin	32%	24%	31%	28%

(a)	M&A costs (recoveries) for the three and nine months ended September 30, 2021 consist of transaction costs related to the acquisition of Meetrics and other deferred compensation costs related to acquisitions. M&A costs for the three and nine months ended September 30, 2020 consist of deferred compensation costs related to acquisitions.
(b)	Offering costs and IPO readiness costs for the three and nine months ended September 30, 2021 and 2020 consist of third-party costs incurred in preparation and completion for our IPO and other transaction related expenses.
(c)	Other costs for the three and nine months ended September 30, 2021 consist of reimbursements paid to Providence for costs incurred prior to the IPO date and non-recurring recognition of a cease-use liability related to unoccupied leased office space. For the three and nine months ended September 30, 2020, other costs include reimbursements paid to Providence as well as costs related to the departure of our former Chief Executive Officer, and third-party costs incurred in response to investigating and remediating certain IT/cybersecurity matters that occurred in March 2020.
(d)	Other expense for the three and nine months ended September 30, 2021 and 2020 consists of changes in fair value associated with contingent considerations and the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2021	2020	2021	2020
Product development	$1,239	$212	$1,953	$465
Sales, marketing and customer support	1,423	305	3,743	869
General and administrative	2,186	1,102	6,404	2,227
Total stock-based compensation	$4,848	$1,619	$12,100	$3,561

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com